Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-75254, 33-75252, 33-92656, 333-01978, 333-34839, 333-34837, 333-81521, 333-81523, 333-64410, 333-64412, 333-100294, 333-100295, 333-116550 and 333-116551) and the Registration Statements on Form S-4 (Nos. 333-77343, 333-43752 and 333-64656) of our report dated May 25, 2005 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of the Company’s internal control over financial reporting of Black Box Corporation as of and for the fiscal year ended March 31, 2005 included in this Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

/s/ BDO Seidman, LLP

Chicago, Illinois
June 14, 2005

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